Exhibit 15.5

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated January 30, 2012, with respect to the financial statements of Magic Software Japan K.K. included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2011.

/s/ KDA Audit Corporation

KDA Audit Corporation

Registered Auditors

Tokyo, Japan

May 11, 2012